Exhibit 99.1

Investors:

Kyle Bland: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY, INC. ANNOUNCES SECOND QUARTER 2016 RESULTS

•	Net loss attributable to SXC was $4.6 million, or $0.07 per share, in the current period compared to a loss of $13.5 million, or $0.21 per share, in the prior year period

•	Adjusted EBITDA was $46.5 million, up $13.1 million versus the prior year period

•	Reduced consolidated debt outstanding by $57.5 million, including SXCP’s repurchase of $17.1 million of face value bonds during the quarter

•	Reaffirmed full-year guidance for 2016 Consolidated Adjusted EBITDA of $210 million to $235 million

LISLE, Ill. (July 28, 2016) - SunCoke Energy, Inc. (NYSE: SXC) today reported results for the second quarter 2016, which reflect the absence of a non-cash pension plan termination charge in the prior year period and comparable year-over-year operating results after considering several offsetting factors described below.

“In the second quarter, we delivered results in line with expectations for our cokemaking business, but continue to experience production shortfalls at Indiana Harbor and saw low volumes across our Coal Logistics franchise,” said Fritz Henderson, Chairman, President and Chief Executive Officer of SunCoke Energy, Inc. “Despite these challenges, our take-or-pay contracts continue to underpin our steady results and we remain committed to optimizing asset performance across the business.”

SunCoke continued to de-lever its balance sheet by reducing total debt outstanding by more than $57 million in the quarter. The Company also reaffirmed its full-year outlook for 2016 Consolidated Adjusted EBITDA of $210 million to $235 million.

Henderson added, “With the first half of the year behind us, we are in position to deliver on our commitments to shareholders and remain flexible and responsive to the evolving industry landscape.”

SECOND QUARTER CONSOLIDATED RESULTS(1)

	Three Months Ended June 30,
(Dollars in millions)	2016	2015	Increase/ (Decrease)
Revenues	$292.7	$348.2	$(55.5)
Net loss attributable to SXC	$(4.6)	$(13.5)	$8.9
Adjusted EBITDA(2)	$46.5	$33.4	$13.1

(1)	The current and prior year periods are not comparable due to the contribution of Convent Marine Terminal, which was acquired on August 12, 2015.
(2)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues declined $55.5 million to $292.7 million in second quarter 2016 compared with the same prior year period, primarily reflecting the pass-through of lower coal costs as well as lower coke sales volumes.

Net loss attributable to SXC was $4.6 million, or $0.07 per share, in the current period compared to a loss of $13.5 million, or $0.21 per share, in the prior year period. The current period was impacted by a $3.5 million gain on the extinguishment of debt, a $5.1 million loss on the divestiture of the coal mining business, as well as the items discussed below.

Adjusted EBITDA increased $13.1 million to $46.5 million, primarily due to lower operational costs at Indiana Harbor and our divested coal mining business, the contribution from the Convent Marine Terminal (“CMT”) acquisition and the lapping of a second quarter 2015 pension termination charge of $12.6 million. These items were partly offset by lower sales volumes as mentioned above.

SECOND QUARTER SEGMENT RESULTS

Domestic Coke

Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill, Granite City and Middletown plants.

	Three Months Ended June 30,
(Dollars in millions, except per ton amounts)	2016	2015	Increase/ (Decrease)
Revenues	$274.0	$326.5	$(52.5)
Adjusted EBITDA(1)	$51.0	$56.2	$(5.2)
Sales volumes (thousands of tons)	992	1,110	(118)
Adjusted EBITDA per ton(2)	$51.41	$50.63	$0.78

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

•	Revenues were affected by both the pass-through of lower coal prices and a decrease in sales volume of 118 thousand tons, primarily due to the timing of shipments at Jewell, lower production at Indiana Harbor and the impact of customer volume accommodations at Haverhill.

•	Adjusted EBITDA decreased $5.2 million, reflecting lower sales volumes, the complete write-off of a $1.4 million receivable related to 2015 spot coke sales to Essar Algoma and $1.3 million of coal transportation charges, which were transferred to our Domestic Coke segment as a result of the divestiture of our coal mining business. These decreases were partly offset by lower operating and maintenance spending at Indiana Harbor of $4.6 million as compared to the same prior year period.

Coal Logistics

Coal Logistics consists of the coal handling and mixing services operated by SXCP at CMT located on the Mississippi river in Louisiana, Lake Terminal in East Chicago, Indiana, Kanawha River Terminals, LLC (“KRT”), which has terminals along the Ohio and Kanawha rivers in West Virginia, and Dismal River Terminal (“DRT”), located in Virginia adjacent to our Jewell Cokemaking facility. DRT was constructed to accommodate Jewell in its direct procurement of third-party coal, beginning in 2016. The current and prior year periods are not comparable due to the contribution of CMT, which was acquired on August 12, 2015.

	Three Months Ended June 30,
(Dollars in millions, except per ton amounts)	2016	2015	Increase/ (Decrease)
Revenues	$11.2	$8.6	$2.6
Intersegment sales	$5.2	$4.9	$0.3
Adjusted EBITDA(1)	$5.4	$5.0	$0.4
Tons handled, excluding CMT (thousands of tons)(2)	3,232	4,366	(1,134)
Tons handled by CMT (thousands of tons)(2)	976	—	976

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects inbound tons handled during the period.

•	Revenues were up $2.6 million, driven by a $7.0 million contribution from CMT, partly offset by lower volumes at KRT and Lake Terminal.

•	Adjusted EBITDA was up $0.4 million, driven by a $4.2 million contribution from CMT, partly offset by lower volumes at KRT and Lake Terminal. Below-target throughput in the quarter was driven by demand-side challenges in both the thermal and metallurgical coal markets.

Brazil Coke

Brazil Coke consists of a cokemaking facility in Vitória, Brazil, which we operate for an affiliate of ArcelorMittal. Brazil Coke earns operating and technology licensing fees based on production and recognizes a dividend on a preferred stock investment assuming certain minimum production levels are achieved.

•	Adjusted EBITDA of $2.4 million was comparable to the prior year period

Coal Mining

In April 2016, the Company divested substantially all of its coal mining business to Revelation Energy, LLC, which resulted in a total loss of $14.7 million, of which $9.6 million and $5.1 million were recorded in the first and second quarters of 2016, respectively.

•	Adjusted EBITDA, which excludes the $5.1 million loss on divestiture discussed above, was a loss of $0.9 million in the current year period compared to a loss of $5.4 million in the prior year period. The improved results reflect a shift of $1.3 million of coal transportation to our Domestic Coke segment and lower operating costs due to the divestiture of our coal mining business, which was completed in the quarter.

Corporate and Other

Corporate and other expenses, including legacy costs, were $11.4 million in second quarter 2016, an improvement of $13.6 million versus second quarter 2015, driven by a $12.6 million non-cash pension plan termination charge in the second quarter 2015. Current period savings from lower headcount also contributed to lower corporate costs.

2016 OUTLOOK

Our 2016 guidance is as follows:

•	Domestic coke production is expected to be between 4.0 million and 4.1 million tons

•	Consolidated Adjusted EBITDA is expected to be between $210 million and $235 million

•	Adjusted EBITDA attributable to SXC is expected to be between $105 million and $124 million, reflecting the impact of public ownership in SXCP

•	Capital expenditures are projected to be approximately $45 million

•	Cash generated by operations is estimated to be between $150 million and $170 million

•	Cash taxes are projected to be between $4 million and $9 million

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors may participate in this call by dialing 1-866-393-4306 in the U.S. or 1-617-826-1698 if outside the U.S., confirmation code 43197747.

UPCOMING EVENTS

Additionally, we plan to participate in the following events:

•	Citi MLP/Midstream Infrastructure Conference, August 17, 2016, Las Vegas, Nevada

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to the integrated steel industry under long-term, take-or-pay contracts that pass through commodity and certain operating costs to customers. We utilize an innovative heat-recovery cokemaking technology that captures excess heat for steam or electrical power generation. We are the sponsor of SunCoke Energy Partners, L.P. (“Partnership”) (NYSE: SXCP), a publicly traded master limited partnership. At June 30, 2016, we owned the general partner of the Partnership, which consists of a 2.0 percent ownership interest and incentive distribution rights, and owned a 53.9 percent limited partner interest in the Partnership. Our cokemaking facilities are located in Illinois, Indiana, Ohio, Virginia, Brazil and India. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, (gain) loss on extinguishment of debt, taxes, depreciation and amortization (“EBITDA”), adjusted for impairments, coal rationalization costs, changes to our contingent consideration liability related to our acquisition of CMT, and interest, taxes, depreciation and amortization and impairments attributable to our equity method investment. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Company’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXC represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•	Legacy Costs include costs associated with former mining employee-related liabilities net of certain royalty revenues.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXC) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXC, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXC; and changes in tax, environmental and other laws and regulations applicable to SXC’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXC management, and upon assumptions by SXC concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXC does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SXC has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXC. For information concerning these factors, see SXC’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXC’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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SunCoke Energy, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars and shares in millions, except per share amounts)
Revenues
Sales and other operating revenue	$292.6	$347.6	$603.1	$671.5
Other income, net	0.1	0.6	0.7	0.7

Total revenues	292.7	348.2	603.8	672.2

Costs and operating expenses
Cost of products sold and operating expenses	224.4	296.0	464.9	558.1
Selling, general and administrative expenses	23.7	19.4	47.0	32.0
Depreciation and amortization expense	28.6	26.4	56.8	50.2
Loss on divestiture of business	5.1	—	14.7	—

Total costs and operating expenses	281.8	341.8	583.4	640.3

Operating income	10.9	6.4	20.4	31.9
Interest expense, net	13.4	13.0	27.4	26.9
(Gain) loss on extinguishment of debt	(3.5)	—	(23.9)	9.4

Income (loss) before income tax expense and loss from equity method investment	1.0	(6.6)	16.9	(4.4)
Income tax (benefit) expense	—	(0.8)	3.3	0.3
Loss from equity method investment	—	0.7	—	1.4

Net income (loss)	1.0	(6.5)	13.6	(6.1)
Less: Net income attributable to noncontrolling interests	5.6	7.0	22.3	11.4

Net loss attributable to SunCoke Energy, Inc.	$(4.6)	$(13.5)	$(8.7)	$(17.5)

Loss attributable to SunCoke Energy, Inc. per common share:
Basic	$(0.07)	$(0.21)	$(0.14)	$(0.27)
Diluted	$(0.07)	$(0.21)	$(0.14)	$(0.27)
Weighted average number of common shares outstanding:
Basic	64.2	65.2	64.1	65.7
Diluted	64.2	65.2	64.1	65.7

SunCoke Energy, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2016	December 31, 2015
	(Dollars in millions, except par value amounts)
Assets
Cash and cash equivalents	$108.0	$123.4
Receivables	48.2	64.6
Inventories	106.4	121.8
Income tax receivable	9.7	11.6
Other current assets	7.2	3.9
Assets held for sale	—	0.9

Total current assets	279.5	326.2

Restricted cash	2.3	18.2
Investment in Brazilian cokemaking operations	41.0	41.0
Properties, plants and equipment (net of accumulated depreciation of $637.2 million and $656.4 million at June 30, 2016 and December 31, 2015, respectively)	1,558.3	1,582.0
Goodwill	70.5	71.1
Other intangible assets, net	184.6	190.2
Deferred charges and other assets	5.8	15.4
Long-term assets held for sale	—	11.4

Total assets	$2,142.0	$2,255.5

Liabilities and Equity

Accounts payable	$91.7	$99.8
Accrued liabilities	50.3	42.9
Deferred revenue	20.3	2.1
Current portion of long-term debt	1.1	1.1
Interest payable	16.8	18.9
Liabilities held for sale	—	0.9

Total current liabilities	180.2	165.7

Long-term debt	887.3	997.7
Accrual for black lung benefits	45.1	44.7
Retirement benefit liabilities	30.1	31.3
Deferred income taxes	352.9	349.0
Asset retirement obligations	13.8	16.3
Other deferred credits and liabilities	16.9	22.1
Long-term liabilities held for sale	—	5.9

Total liabilities	1,526.3	1,632.7

Equity
Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at June 30, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 71,657,185 and 71,489,448 shares at June 30, 2016 and December 31, 2015, respectively	0.7	0.7

Treasury stock, 7,477,657 shares at June 30, 2016 and December 31, 2015, respectively	(140.7)	(140.7)
Additional paid-in capital	489.0	486.1
Accumulated other comprehensive loss	(18.7)	(19.8)
Retained deficit	(45.1)	(36.4)

Total SunCoke Energy, Inc. stockholders’ equity	285.2	289.9
Noncontrolling interests	330.5	332.9

Total equity	615.7	622.8

Total liabilities and equity	$2,142.0	$2,255.5

SunCoke Energy, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2016	2015
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income (loss)	$13.6	$(6.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on divestiture of business	14.7	—
Depreciation and amortization expense	56.8	50.2
Deferred income tax expense	3.6	(1.1)
Settlement loss and expense for pension plan	—	13.1

Gain on curtailment and payments in excess of expense for postretirement plan benefits	(1.2)	(5.5)
Share-based compensation expense	3.4	4.2
Loss from equity method investment	—	1.4
(Gain) loss on extinguishment of debt	(23.9)	9.4
Changes in working capital pertaining to operating activities (net of the effects of divestiture):
Receivables	16.2	21.5
Inventories	15.5	36.0
Accounts payable	(5.5)	(25.4)
Accrued liabilities	7.0	(18.9)
Deferred revenue	18.2	—
Interest payable	(2.1)	1.9
Income taxes	1.9	(0.9)
Other	3.3	(3.2)

Net cash provided by operating activities	121.5	76.6

Cash Flows from Investing Activities:
Capital expenditures	(30.2)	(22.5)
Decrease in restricted cash	15.9	—
Divestiture of coal business	(12.1)	—
Other investing activities	2.1	—

Net cash used in investing activities	(24.3)	(22.5)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	—	210.8
Repayment of long-term debt	(47.0)	(149.5)
Debt issuance costs	—	(4.8)
Proceeds from revolving credit facility	20.0	—
Repayment of revolving credit facility	(60.4)	—
Cash distribution to noncontrolling interests	(24.7)	(18.7)
Shares repurchased	—	(20.0)
Proceeds from exercise of stock options, net of shares withheld for taxes	(0.5)	(0.4)
Dividends paid	—	(8.8)

Net cash (used in) provided by financing activities	(112.6)	8.6

Net (decrease) increase in cash and cash equivalents	(15.4)	62.7
Cash and cash equivalents at beginning of period	123.4	139.0

Cash and cash equivalents at end of period	$108.0	$201.7

Supplemental Disclosure of Cash Flow Information
Interest paid	$30.8	$25.0
Income taxes paid, net of refunds of $4.0 million in 2016 and no refunds in 2015	$(2.2)	$2.2

SunCoke Energy, Inc.

Segment Financial and Operating Data

The following tables set forth financial and operating data for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars in millions, except per ton amounts)
Sales and other operating revenues:
Domestic Coke	$274.0	$326.5	$563.0	$629.6
Brazil Coke	7.4	8.5	15.1	18.4
Coal Logistics	11.2	8.6	24.2	15.9
Coal Logistics intersegment sales	5.2	4.9	10.4	9.6
Coal Mining	—	4.0	0.8	7.6
Coal Mining intersegment sales	0.7	24.8	22.0	49.0
Elimination of intersegment sales	(5.9)	(29.7)	(32.4)	(58.6)

Total sales and other operating revenue	$292.6	$347.6	$603.1	$671.5

Adjusted EBITDA(1):
Domestic Coke	$51.0	$56.2	$105.3	$108.9
Brazil Coke	2.4	2.6	4.7	6.7
Coal Logistics	5.4	5.0	11.3	7.6
Coal Mining	(0.9)	(5.4)	(5.0)	(8.5)
Corporate and Other, including legacy costs, net(2)	(11.4)	(25.0)	(26.0)	(33.4)

Total Adjusted EBITDA	$46.5	$33.4	$90.3	$81.3

Coke Operating Data:
Domestic Coke capacity utilization (%)	95	99	94	97
Domestic Coke production volumes (thousands of tons)	998	1,047	1,989	2,045
Domestic Coke sales volumes (thousands of tons)	992	1,110	1,992	2,059
Domestic Coke Adjusted EBITDA per ton(3)	$51.41	$50.63	$52.86	$52.89
Brazilian Coke production—operated facility (thousands of tons)	431	437	845	876
Coal Logistics Operating Data:
Tons handled, excluding CMT (thousands of tons)(4)	3,232	4,366	6,602	8,160
Tons handled by CMT (thousands of tons)(4)	976	—	1,921	—

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)	Legacy costs, net include costs associated with former mining employee-related liabilities net of certain royalty revenues. See details of these legacy items below.
(3)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.
(4)	Reflects inbound tons handled during the period.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars in millions)
Black lung charges	$(1.8)	$(1.0)	$(3.5)	$(1.9)
Postretirement benefit plan (expense) benefit	(0.2)	(0.1)	(0.4)	3.8
Defined benefit plan expense, including termination charges	—	(12.9)	—	(13.1)
Workers’ compensation expense	(0.1)	(0.5)	(0.4)	(1.4)
Other	—	(0.7)	—	(0.7)

Total legacy (costs) income, net	$(2.1)	$(15.2)	$(4.3)	$(13.3)

SunCoke Energy, Inc.

Reconciliations of Non-GAAP Information

Adjusted EBITDA to Net (Loss) Income and Net Cash Provided by Operating Activities

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016(1)	2015
	(Dollars in millions)
Net cash provided by operating activities	$92.1	$65.5	$121.5	$76.6
Subtract:
Loss on divestiture of business	5.1	—	14.7	—
Depreciation and amortization expense	28.6	26.4	56.8	50.2
Deferred income tax expense (benefit)	0.4	(4.2)	3.6	(1.1)
(Gain) loss on extinguishment of debt	(3.5)	—	(23.9)	9.4
Changes in working capital and other	60.5	49.8	56.7	24.2

Net Income	$1.0	$(6.5)	$13.6	$(6.1)

Add:
Adjustment to unconsolidated affiliate earnings(2)	$—	$0.7	$—	$1.0
Coal rationalization costs (income)(3)	—	0.6	0.2	(0.4)
Depreciation and amortization expense	28.6	26.4	56.8	50.2
Interest expense, net	13.4	13.0	27.4	26.9
(Gain) loss on extinguishment of debt	(3.5)	—	(23.9)	9.4
Income tax (benefit) expense	—	(0.8)	3.3	0.3
Loss on divestiture of business	5.1	—	14.7	—
Reduction of contingent consideration(4)	—	—	(3.7)	—
Expiration of land deposits(5)	1.9	—	1.9	—

Adjusted EBITDA	$46.5	$33.4	$90.3	$81.3

Subtract: Adjusted EBITDA attributable to noncontrolling interest(6)	18.6	18.1	38.9	36.2

Adjusted EBITDA attributable to SunCoke Energy, Inc.	27.9	15.3	51.4	45.1

(1)	In response to the Securities & Exchange Commission’s May 2016 update of its guidance of the appropriate use of non-GAAP financial measures, first quarter of 2016 Adjusted EBITDA has been recast to no longer include Coal Logistics deferred revenue until it is recognized as GAAP revenue.
(2)	Reflects share of interest, taxes, depreciation and amortization related to our equity method investment in VISA SunCoke.
(3)	Coal rationalization costs (income) includes employee severance, contract termination costs and other costs to idle mines incurred during the execution of our coal rationalization plan. The six months ended June 30, 2015, included $2.2 million of income related to a severance accrual adjustment.
(4)	The Partnership amended its contingent consideration terms with The Cline Group, which reduced the fair value of the contingent consideration liability, resulting in a $3.7 million gain recorded during the six months ended June 30, 2016, which was excluded from Adjusted EBITDA.
(5)	Reflects the expiration of land deposits in connection with the Company’s potential new cokemaking facility to be constructed in Kentucky.
(6)	Reflects noncontrolling interest in Indiana Harbor and the portion of the Partnership owned by public unitholders.

SunCoke Energy, Inc

Reconciliation of Non-GAAP Information

Estimated 2016 Consolidated Adjusted EBITDA to Estimated Net Income

and Net Cash Provided by Operating Activities

	2016
	Low	High
Net cash provided by operating activities	$150.0	$170.0
Subtract:
Depreciation and amortization expense	106.0	106.0
Gain on extinguishment of debt	(20.0)	(27.0)
Loss on divestiture of business	14.0	14.0
Changes in working capital and other	6.0	7.0

Net Income	$44.0	$70.0

Add:
Coal rationalization costs(1)	2.0	1.0
Depreciation and amortization expense	106.0	106.0
Interest expense, net	62.0	58.0
Gain on extinguishment of debt	(20.0)	(27.0)
Income tax expense	6.0	17.0
Loss on divestiture of business	14.0	14.0
Reduction of contingent consideration(2)	(4.0)	(4.0)

Adjusted EBITDA	$210.0	$235.0

Subtract:
Adjusted EBITDA attributable to noncontrolling interests(3)	105.0	111.0

Adjusted EBITDA attributable to SunCoke Energy, Inc.	$105.0	$124.0

(1)	Coal rationalization costs includes employee severance, contract termination costs and other costs to idle mines incurred during the execution of our coal rationalization plan.
(2)	The Partnership amended its contingent consideration terms with The Cline Group, which reduced the fair value of the contingent consideration liability, resulting in a $3.7 million gain recorded during the six months ended June 30, 2016, which was excluded from Adjusted EBITDA.
(3)	Reflects noncontrolling interest in Indiana Harbor and the portion of the Partnership owned by public unitholders.